UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2021

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction

of incorporation)

Delaware	1-1657	13-1952290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On July 28, 2021, Crane Co. (the “Company”) entered into a $650 million 5-Year Revolving Credit Agreement (the “Revolving Credit Agreement”), by and among the Company, CR Holdings C.V., a Dutch limited partnership and wholly-owned subsidiary of the Company (the “Dutch Borrowing Subsidiary”), the banks party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and HSBC Bank USA, National Association, U.S. Bank National Association and Bank of America, N.A., as documentation agents. The Revolving Credit Agreement replaces the existing $550 million revolving credit facility provided pursuant to the 5-Year Revolving Credit Agreement, dated as of December 20, 2017, by and among the Company, Crane Netherlands Holdings B.V., a Dutch limited company and wholly-owned subsidiary of the Company, the banks party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and BMO Harris Bank N.A., HSBC Bank USA, N.A. and TD Bank, N.A., as documentation agents, which was due to expire on December 20, 2022.

Interest on loans made under the Revolving Credit Agreement in U.S. Dollars accrues, at the Company’s option, at a rate per annum equal to (1) a base rate (determined in a customary manner), plus a margin ranging from 0.0% to 0.50% depending upon the ratings by S&P and Moody’s of the Company’s senior unsecured long-term debt (the “Index Debt Rating”) or (2) an adjusted LIBO rate (determined in a customary manner) or the applicable replacement rate (determined based on “hardwired” LIBOR transition provisions consistent with those published by the Alternative Reference Rates Committee) for an interest period to be selected by the Company, plus a margin ranging from 0.805% to 1.50% depending upon the Index Debt Rating (such margin, the “Applicable LIBOR Margin”). Interest on loans made under the Revolving Credit Agreement in agreed upon alternative currencies accrues at a rate per annum equal to the adjusted LIBO rate (determined in a customary manner and with respect to deposits in the applicable alternative currency) or the applicable replacement rate (determined based on “hardwired” LIBOR transition provisions consistent with those published by the Alternative Reference Rates Committee) (other than loans made in Canadian Dollars, for which a CDOR Screen Rate applies) for an interest period to be selected by the Company plus the Applicable LIBOR Margin or the corresponding margin applicable to such replacement rate.

A facility fee on the daily unused portion of the commitments under the Revolving Credit Agreement accrues at a rate per annum ranging from 0.07% to 0.25% depending on the Index Debt Rating. With respect to letters of credit, the Company will pay letter of credit participation fees at a rate per annum equal to the Applicable LIBOR Margin then in effect under the Revolving Credit Agreement on the average daily amount of all outstanding letters of credit. The Company will also pay Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., each an issuing bank, customary documentation and fronting fees for each letter of credit issued under the Revolving Credit Agreement by such issuing bank.

The Revolving Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, transactions with affiliates and hedging arrangements. The Company must also maintain a debt to capitalization ratio not to exceed 0.65 to 1.00 at all times. The Revolving Credit Agreement also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by the Company or any of its material subsidiaries being false in any material respect, default under certain other material indebtedness, certain insolvency or receivership events affecting the Company and its material subsidiaries, certain ERISA events, material judgments and a change in control of the Company.

On July 28, 2021, the Company increased the size of its commercial paper program (the “Program”) to permit the issuance of commercial paper notes in an aggregate principal amount not to exceed $650 million at any time outstanding. Prior to this increase, the Program permitted the Company to issue commercial paper notes in an aggregate principal amount not to exceed $550 million at any time outstanding. The other terms and conditions of the Program remain as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2015.

A national bank continues to act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement. Each of the existing commercial paper dealers will continue to act as a dealer under the Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement previously entered into between the Company and each Dealer (each, a “Dealer Agreement”). The form of Dealer Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015.

The commercial paper notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

The foregoing is only a summary of the terms and conditions of the Revolving Credit Agreement and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement attached to this Current Report as Exhibit 10.1.

ITEM 1.02	Termination of a Material Definitive Agreement.

The information described under Item 1.01 above is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

10.1	$650 million 5-Year Revolving Credit Agreement, dated as of July 28, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: July 29, 2021	By:	/s/ Richard A. Maue
Richard A. Maue
Senior Vice President and Chief Financial Officer